EXHIBIT INDEX


Exhibit Number                           Exhibit
--------------                           -------
  4. (a) The Variable Rate Indenture dated October 31, 1984 between the registrant and The First National Bank of Gainesville, Trustee. (Incorporated by reference to Exhibit 4(a) to the registrant's Amendment No. 1 dated April 24, 1998 to the Registration Statement on Form S-2, Registration No. 333-47515.)

       (b) Form of Variable Rate Subordinated Debenture. (Incorporated by reference to Exhibit 4(b) to the registrant's Registration Statement on Form S-2, Registration No. 33-25180.)

       (c) Agreement of Resignation, Appointment and Acceptance dated as of May 28, 1993 between the registrant, The First National Bank of Gainesville, and Columbus Bank and Trust Company. (Incorporated herein by reference to Exhibit 4(c) to the registrant's Post Effective Amendment No. 1, dated June 8, 1993, to the Registration Statement on Form S-2, Registration No. 33-49151.)

       (d) Modification of Indenture dated March 29, 1995. (Incorporated herein by reference to Exhibit 4(b) to the registrant's Form 10-K for the year ended December 31, 1994, No. 2-27985.)

   5.  Opinion of Counsel (to be filed by amendment).

  10. (a) Credit Agreement dated May, 1993 between the registrant and SouthTrust Bank of Georgia, N.A.. (Incorporated by reference to
            Exhibit 10(a) to the registrant's Form 10-K for the year ended December 31,1993, No. 2-27985.)

       (b) Revolving Credit Agreement dated October 1, 1985 as amended November 10, 1986; March 1,1988; August 31, 1989 and May 1, 1990,
            among the registrant and the banks named therein, (Incorporated by reference to Exhibit 10 to the registrant's Form SE dated November 9, 1990.)

       (c) Fifth Amendment to Revolving Credit Agreement dated April 23, 1992. (Incorporated by reference to Exhibit 10(c) to the Registrant's Form SE dated November 5, 1992.)

       (d) Sixth Amendment to Revolving Credit Agreement dated July 20, 1992. (Incorporated by reference to Exhibit 10(d) to the Registrant's Form SE dated November 5, 1992.)

       (e) Seventh Amendment to Revolving Credit Agreement dated June 20, 1994. (Incorporated by reference to Exhibit 10(e) to the registrant's Registration Statement on Form S-2, Registration No. 33-56299.)

       (f) Merger of 1st Franklin Corporation with 1st Franklin Financial Corporation Consent, Waiver and Eighth Amendment to Revolving Credit and Term Loan Agreement. (Incorporated herein by reference to Exhibit 10(f) from Form 10-K for the fiscal year ended December 31, 1994.)

       (g) Ninth Amendment to Revolving Credit Agreement and Term Loan Agreement dated June 20, 1996. (Incorporated herein by reference to Exhibit 10(g) from Form 10-K for the fiscal year ended December 31, 1996.)

       (h) Tenth Amendment to Revolving Credit Agreement and Term Loan Agreement dated January 23, 1998. (Incorporated herein by reference to Exhibit 10(h) from the registrant's Form S-2 Registration statement on Form S-2, Registration No. 333-47515.)

       (i) Eleventh Amendment to Revolving Credit Agreement and Term Loan Agreement dated May 27, 1998. (Incorporated herein by reference to Exhibit 10(i) from Form K for the fiscal year ended
            December 31, 1998.)

       (j) Twelfth Amendment to Revolving Credit Agreement and Term Loan Agreement dated June 30, 1999.


 11. Computation of Earnings per Share is self-evident from the Consolidated Statement of Income and Retained Earnings in the Registrant's Annual Report to Security Holders for the fiscal year ended December 31, 1999. (Incorporated by reference to exhibit 11 to the registrant's Form 10-K for the year ended December 31, 1999.)

 12.  Computation of Ratio of Earnings to Fixed Charges

 13.  Annual Report to the securities holders for the year ended
      December 31, 1999.

 23.  (a)  Consent of Arthur Andersen LLP
      (b)  Consent of Jones, Day, Reavis & Pogue (to be filed by amendment).

 25. Form T-1 as to the eligibility and qualification of Synovus Trust Company, Trustee, under the indenture dated as of October 31, 1984 (modified March 29, 1995) between the registrant and Synovus Trust Company, an affiliate of Columbus Bank and Trust Company.

 25.1-P A copy of the Charter and/or Articles of Incorporation of the Trustee. (Incorporated by reference to Exhibit 25.1 of the registrant's Form SE dated June 8, 1993, filed pursuant to continuing hardship exemption.)

 25.1-1 A copy of the Charter and/or Articles of Incorporation of the Synovus Trust Company. (Incorporated by reference to Exhibit 25.1-1 of the registrant's Registration Statement on Form S-2, Registration No. 333-1007 dated February 29, 1996.)

 25.4-P Copy of the bylaws of Columbus Bank and Trust Company, as now in effect. (Incorporated by reference to Exhibit 25.4 of the registrant's Form SE dated June 8, 1993, filed pursuant to continuing hardship exemption.)

 25.4-1 Copy of the bylaws of Synovus Trust Company, as now in effect. (Incorporated by reference to Exhibit 25.4-1 of the registrant's Registration Statement on form S-2, Registration No. 333-1007 dated February 29, 1996.)

 25.6      Consent of Trustee

 25.7      Call Report of Trustee's affiliate